Exhibit 10.2

                  NORTH CAROLINA ASSOCIATION OF REALTORS, INC.
                                 NCAR FORM #580
                                Copyright(C)1997

                         AGREEMENT FOR PURCHASE AND SALE
                                OF REAL PROPERTY

  This agreement made this 17th day of November, 2000, by and between Piedmont
                      Emergency Medicine Association, P.A.
                 ("Buyer"), and NDC Automation, Inc. ("Seller").

FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEWDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

Section 1. Terms and Definitions: the terms listed below shall have the respective meaning given them as set forth adjacent to each term.

    (a)  "Broker(s)" shall mean:
         Lincoln Harris                                      ("Listing Agency"),
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         Jubal Early                                          ("Listing Agent"),
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         Acting as:[x] Seller's Agent;   Dual Agent
         and
         The Keith Corporation                                 ("Buyer Agency"),
         Pam Mingle                                             ("Buyer Agent").
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         Acting as: [x] Buyer's Agent;   Seller's (Sub) Agent;   Dual Agent

    (b) "Closing" shall occur on or before 60 days following the end of inspection period, as extended according to "Exhibit B."

    (c)  "Earnest Money" shall mean twenty five thousand Dollars ($25,000.)
                                     ---------------------------------------
         or terms as follows: _________________________________________

         Upon acceptance of this contract, the Earnest Money shall be promptly deposited in escrow with Lincoln Harris (name of person/entity with whom deposited), to be applied as part payment of the purchase price of the Property at the time the sale is closed, or disbursed as agreed upon under the provisions of Section 9 herein.

         [x] THE EARNEST MONEY IS TO BE DEPOSITED IN AN INTEREST BEARING ACCOUNT, TO BE APPLIED AS PART PAYMENT OF THE PURCHASE PRICE OF THE PROPERTY AT THE TIME SALE IS CLOSED, OR DISBURSED AS AGREED UPON UNDER THE PROVISIONS OFSECTION 9 HEREIN.


    (d) "Examination Period" shall mean the period beginning on the date at contract, 60 DAYS
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    (e)  "Intended Use" shall mean the use of the property for the following purpose:

         office, or other permitted use under current I-1 zoning

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    (f)  "Property": (Address) 3101 Latrobe Drive, Charlotte, NC 28211
                                 -----------------------------------------------

         (Legal Description/Description) 157-064-1
                                         -----------

         [x] If this box is checked, "Property" shall mean that property described on Exhibit A attached hereto and incorporated herewith by reference as if fully set forth herein, together with all buildings and improvements thereon and all fixtures and appurtenances thereto and all personal property, if any, itemized on Exhibit A.

    (g)  "Purchase Price" shall mean the sum of one million six hundred thousand
                                                --------------------------------
         Dollars ($1,6000,000).
                 ------------
         payable on the following terms:

         (i) Cash in the amount of Two hundred sixty thousand Dollars
         ($260,000).
         ----------
         (ii) Proceeds of a new loan in the amount of _one million, three hundred forty thousand Dollars ($_1,340,000) for a term of _years, at an interest rate not to exceed _9.0% per annum with mortgage loan discount points not to exceed _n/a_______% of the loan amount; Buyer shall pay all costs associated with any such loan.
         (iii) Delivery of a promissory note secured by a deed of trust, said promissory note in the amount of: _n/a___ Dollars ($___n/a_)being payable over___n/a__months in equal monthly installments of principal, together with accrued interest on the outstanding principal balance at the rate of ____n/a___percent__n/a_%) per annum, with the first principal payment beginning on the first day of the month next succeeding the date of Closing. At any time, the promissory note may be prepaid in whole or in part without penalty and without further interest on the amounts prepaid from the date of such prepayment. A partial payment will be credited against the next installment of principal due. In the event of Buyer's subsequent default upon a promissory note and deed of trust given hereunder, Seller's remedies will be limited to foreclosure of the property.

         (iv) Assumption of that unpaid obligation of Seller secured by a deed of trust on the Property, such obligation having an outstanding principal balance of $______n/a________________and evidenced by a note bearing interest at the rate of _______n/a____________percent (________n/a_______________%) per annum, or
         _____________n/a_________________________________.

    (h)  "Seller's Notice Address" shall be as follows:
                             NDC Automation
                             3101 Latrobe Drive
                             Charlotte, N.C.  28211
                             Attn: Claude Imbleau
         except as same may be changed pursuant to Section 10.

    (i)  "Buyer's Notice Address" shall be as follows:
                             PEMA, P. A.
                             1300 Baxtar St. #425
                             Chtl., N.C. 28204
         except as same may be changed pursuant to Section 10.

         [x] (j) If this block is marked, additional terms of this Agreement are set forth on Exhibit B attached hereto and incorporated herein by reference.

         Section 2. Proration of Expenses and Payment of Costs. Seller and Buyer agree that all property taxes, leases, rents, mortgage payments and utilities or other assumed liabilities as detailed on attached Exhibit B, if any, shall be prorated as of the date of Closing. Seller shall pay deed stamps and other conveyance fees or taxes, and Buyer shall pay recording costs, costs of any title search, title insurance, survey and
                  n/a
         -------------------------

         Section 3. Sale of Property. Seller agrees to sell the Property for the Purchase Price set forth above.

         Section 4. Payment of Purchase Price. Buyer shall pay the Purchase Price in accordance with all the terms and conditions of this contract.

         Section 5. Title. Seller agrees to convey fee simple marketable title to the Property by general warranty deed, subject only to the exceptions hereinafter described. Seller represents and warrants that Seller is the fee simple owner of the Property, and at Closing, Seller shall deliver to Buyer good and marketable fee simple title to said Property, free and clear of all liens, encumbrances and defects of title other than zoning ordinances affecting the Property, utility easements of record serving the Property, taxes not yet due and payable, road rights-of-way of record and those other encumbrances, reservations, restrictions, and easements and other exceptions set forth on Exhibit C attached hereto ("Permitted Exceptions").

         Section 6. Conditions. This Agreement and the rights and obligations of the parties under the Agreement are hereby made expressly conditioned upon fulfillment (or waiver by Buyer) of the following conditions.

                  (a) New Loan. The Buyer must be able to obtain the loan, if any, referenced in Section [(g) (ii). Buyer must be able to obtain a firm commitment for this new loan on or at end of inspection period, effective through the date of closing. Buyer agrees to use its best efforts to secure such commitment and to advise Seller immediately upon receipt of Lender's decision.
                  (b) Qualification for Financing. If Buyer is to assume any indebtedness in connection with payment of the Purchase Price, Buyer agrees to use its best efforts to qualify for the assumption. Should Buyer fail to qualify, Buyer shall notify Seller in writing immediately upon lender's decision, whereupon this Agreement shall terminate, and Buyer shall receive a return of Earnest Money.
                  (c) Title Examination. After the date of execution of the
                      Agreement by Seller, Buyer shall, at Buyer's expense, cause a title examination to be made of the Property before the end of the Examination Period, as defined in
                      Section 1(d). In the event that such title examination shall show that Seller's title is not good, marketable, fee simple and insurable, then the Buyer shall immediately notify the Seller in writing of all such title defects and exceptions, as of the date the Buyer learns of the defects, and Seller shall have thirty (30) days to cure said noticed defects. If Seller does not cure the defects or objections within thirty (30) days of notice thereof, the Buyer may terminate this Agreement and receive a return of Earnest Money (notwithstanding that the Examination Period may have expired). If Buyer is to purchase title insurance, the insuring company must be licensed to do business in the state in which the property is located. Title to the Property must be insurable at regular rates, subject only to standard exceptions and Permitted Exceptions.
                  (d) Intended Use. Seller represents and warrants that, to the best of the Seller's knowledge, use of the Property for its Intended Use will not violate any private restrictions or governmental regulations. If Buyer determines, prior to the date of Closing, that use of the property for its Intended Use will violate any such private restrictions or governmental regulations, the Buyer may terminate the Agreement by written notice and receive a return of the Earnest Money, and neither party shall have any further obligations in connection with this Agreement.
                  (e) Same condition. If the Property is not in substantially the same condition as of the date of the offer, reasonable wear and tear excepted, then the Buyer may terminate the Agreement and receive a return of the Earnest Money.
                  (f) Inspections. Buyer, its agents or representatives, at
                      Buyer's expense and at reasonable times during normal business hours, shall have the right to enter upon the Property for the purpose of inspecting, examining, performing soil boring and other testing, conducting timber cruises, and surveying the Property. Buyer shall also have a right to review and inspect all leases, contracts or other agreements affecting or relating directly to the Property and shall be entitled to review such books and records of Seller as relate directly to the operation and maintenance of the Property. Buyer assumes all responsibility for the acts of itself, its agents or representatives in exercising its rights under this Paragraph and agrees to indemnify and hold Seller harmless from any damages resulting therefrom. Except as provided in Section 6 (c)above. Buyer shall have from the date of acceptance through the end of the Examination Period to perform the above inspections, examinations and testing to determine if the Property is suitable for the Intended Use. If, prior to the expiration for the Examination Period, Buyer determines that the Property is unsuitable, in Buyer's sole discretion, and provides written notice to Seller thereof, then this Agreement shall terminate, and Buyer shall receive a return of the Earnest Money.

         Section 7. Environmental. Seller represents and warrants that it has no actual knowledge of the presence or disposal within the buildings or on the Property of hazardous or toxic waste or substances, which are defined as those substances, materials, and wastes, including but not limited to, those substances, materials and wastes listed in the United States Department Transportation Hazardous Material Table (49 CFR 172.101) or by the Environmental Protection Agency as Hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, material and wastes, which are if become regulated under any applicable local, state or federal law, including, without limitation, any material , waste or substance which is (i) petroleum,
         (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a Hazardous Substance pursuant to Section 331 of the Clean Water Act, 33 U.S.C. seq. 1251, et. Seq. (33 U.S.C. 1321) or listed pursuant to
         Section 307 of the Clean Water Act (33 U.S.C. Sec 1371) (v) defined as hazardous waste pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S. C. Sec. 6901, et. seq. (42 U.S. C. Sec. 6903) or (vi) defined as a hazardous substance pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U. S. C. Sec. 9601, et. seq. (42 U.S. C. 9601). Seller further states that is has no actual knowledge of any contamination of the Property from such substances as may have been disposed of or stored in neighboring tracts, and it has no reason to suspect that such use or disposal has occurred, either during or prior to its ownership of Property.

         Section 8. Risk of Loss/Damage/Repair. Until the Closing, the risk of loss or damage to the Property, except as otherwise provided herein, shall be borne by the Seller. In the event the Property is damaged so that the Property cannot be conveyed in substantially the same condition, as it was prior to Closing, Buyer may elect to terminate this Agreement, and the Earnest Money shall be returned to the Buyer. Except as to maintaining the Property in its same condition, Seller shall have no responsibility for the repair of the Property, including any improvements, unless the parties hereto agree in writing.

         Section 9. Earnest Money Disbursement. In the event this offer is not accepted, or in the event that any of the conditions hereto are not satisfied, or in the event of a breach of this Agreement by Seller, then the Earnest Money shall be returned to Buyer, but such return shall nor affect any other remedies available to Buyer for such breach. In the event this offer is accepted and Buyer breaches this Agreement, then the Earnest Money shall be forfeited, but such forfeiture shall not affect any other remedies available to Seller for such breach.
         NOTE: In the event of a dispute between Seller and Buyer over the return or forfeiture of Earnest Money held in escrow by a licensed real estate broker, the broker is required by state law to retain said Earnest Money in its trust or escrow account until it has obtained a written release from the parties consenting to its disposition or until disbursement is ordered by a court of competent jurisdiction.

         Section 10. Closing. The Closing shall consists of the execution and delivery by Seller to Buyer of a General Warranty Deed and other documents customarily executed by a seller in similar transactions, including without limitation, an owner's affidavit, lien waiver forms and a non-foreign affidavit and the payment by Buyer to Seller of the Purchase Price in accordance with the terms of the Purchase Price. At Closing, the Earnest Money shall be applied as part of the Purchase Price or as otherwise provided in Section 1 (c). The Closing shall be held at the office of Buyer's attorney or such other place as the parties hereto may mutually agree. Possession shall be delivered at closing, unless otherwise agreed herein.

         Section 11. Notices. Unless otherwise provided herein, all notices and other communications which may be or are returned to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date delivered in person or deposited in the United States mail, registered or certified, return receipt requested, to the addresses set out in Section 1 (h) as to Seller and in Section 1 (i) as to Buyer, or at such other addresses as specified by written notice delivered in accordance herewith.

         Section 12. Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto.

         Section 13. Adverse Information and Compliance Laws.

                  (a) Seller Knowledge. Seller has no knowledge of (i) condemnation(s) affecting or contemplated with respect to the Property; (ii) actions, suits or proceedings pending or threatened against the Property; (iii) changes contemplated in any applicable laws, ordinances or restrictions affecting the Property; or (iv) governmental special assessments, either pending or confirmed, for sidewalk, paving, water, sewer, or other improvements on or adjoining the Property, and no owner's association special assessments, except as follows:


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         (Insert "None" or the identification of such assessments, if any).
         Seller shall pay all confirmed owner's association assessments and all confirmed governmental assessments, if any, and Buyer shall take title subject to all pending assessments, if any, unless otherwise agreed as follows:
         -----------------------------------------------------------------------

                  (b) Compliance. To the best of Seller's knowledge and belief,
                  (i) Seller has complied with all applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to or affecting the Property; (ii) performance of the Agreement will not result in the breach of, constitute any default under or result in the imposition of any lien or encumbrance upon the property under any agreement or other instrument to which Seller is a party or by which Seller or the Property is bound; and (iii) there are no legal actions, suits or other legal or administrative proceedings pending or threatened against the property, and Seller is not aware of any facts which might result in any such action, suit or other proceeding.

         Section 14. Survival of Representations and Warranties. All representations, warranties, covenants and agreements made by the parties hereto shall survive the Closing and delivery of the deed. Seller shall, at or within six (6) months after the Closing, and without further consideration, execute, acknowledge and deliver to Buyer such other documents and instruments, and take such other action as Buyer may reasonably request or as may be necessary to more efficiently transfer to Buyer the Property described in accordance with this Agreement.

         Section 15. Applicable Law. This Agreement shall be construed under the laws of the state in which the Property is located.

         Section 16. Tax-Deferred Exchange. In the event Buyer or Seller desires to effect a tax-deferred exchange in connection with the conveyance of the Property, Buyer and Seller agree to cooperate in effecting such exchange; provided, however, that the exchanging party shall be responsible for all additional costs associated with such exchange, and provided further, that a non-exchanging party shall not assume any additional liability with respect to such tax deferred exchange. Seller and Buyer shall execute such additional documents, at no cost to the non-exchanging party, as shall be required to give effect to this provision.

         THIS DOCUMENT IS A LEGAL DOCUMENT. EXECUTION OF THIS DOCUMENT HAS LEGAL CONSEQUENCES THAT COULD BE ENFORCEABLE IN A COURT OF LAW. THE NORTH CAROLINA ASSOCIATION OF REALTORS (R) MAKES NO REPRESENTIONS CONCERNING THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR THE TRANSACTION TO WHICH IT RELATES. IF YOU DO NOT FEEL THIS DOCUMENT MEETS YOUR NEEDS, YOU MAY WISH TO CONSULT YOUR ATTORNEY.

         Buyer:                                                    Seller:

         -------------------------------------------------------------------------------------------
         Business Entity:                                Business Entity:
         -------------------------------------------------------------------------------------------
         Piedmont Emerency Medical Assoc. P.A            NDC Automation, Inc.
         -------------------------------------------------------------------------------------------
                        (Name of Firm)                                  (Name of Firm)
         -------------------------------------------------------------------------------------------
         By:   /s/ Steven G. Justin (SEAL)               By: /s/ Claude Imbleau     (SEAL)
         -------------------------------------------------------------------------------------------
         Title:     President                            Title: COO
         -------------------------------------------------------------------------------------------
         Date:                                           Date: 11/13/2000
         -------------------------------------------------------------------------------------------


         The undersigned hereby acknowledges receipt of the Earnest Money set forth herein and agrees to hold said Earnest Money in accordance with the terms hereof.

================================================================================

                                          (Name of Firm)
         Date:                                  By:
               --------------------------           ----------------------------

                                    Exhibit B
          Addendum to Agreement for Purchase and Sale of Real Property
                                 By and Between
                Piedmont Emergency Medicine Assoc., P. A. (Buyer)
                                       And
                          NDC Automation, Inc. (Seller)

1.            Buyer may extend the Examination Period for an additional thirty
              (30) days by deposition an additional twenty-five thousand dollars ($25,000.00) (the "Additional Deposit") in escrow at the end of the initial sixty day Examination Period. At that time, the entire fifty thousand dollars ($50,000.00) shall be considered at risk and non-refundable. Closing shall occur sixty (60) days following the end of the extended Inspection Period.
                                                        ------------------------

2. On or before November 30, 2000 Buyer shall provide Seller with pre-qualification approval from Buyer's lending institution of choice setting forth Buyer's capacity to purchase the Property.

                                                        ------------------------

3. This Agreement is contingent upon written approval from Seller's board of Directors. Due diligence will begin after approval from Board of Directors.

4. With thirty (30) day advance notice, Seller will provide Buyer space within the Property for Buyer's temporary use until this transaction is closed. The specific location and terms for the temporary space shall be as agreed upon between Buyer and Seller at that time. Furniture, fixtures and equipment (including telephone system and computer wiring) within the Property are also available for purchase by Buyer under a separate agreement. Regardless, wiring for telephones and computers to remain intact.